Exhibit 99.1

Premier, Inc. Reports Fiscal-Year 2021 Third-Quarter Results

and Raises Fiscal Year 2021 Guidance

CHARLOTTE, N.C., May 4, 2021 - Premier, Inc. (NASDAQ: PINC) today reported financial results for the fiscal year (FY) 2021 third quarter ended March 31, 2021 and raised its fiscal 2021 financial guidance.

“I am excited to take the reins as Premier’s new CEO and am pleased with our fiscal 2021 third quarter performance. Our results demonstrate our continued focus on execution and the differentiated solutions we deliver to our members and other customers that help them deliver and provide access to higher quality, more cost-effective healthcare,” said Michael J. Alkire, Premier’s president and CEO. “Products revenue grew significantly quarter-over-quarter and helped mitigate the impact on our net administrative fees revenue from ongoing lower utilization as a result of the COVID-19 pandemic.”

Alkire continued, “Based on our third quarter results and our outlook for the remainder of fiscal 2021, we are raising our fiscal 2021 guidance. As we look ahead, we believe we are well-positioned to continue executing our strategy, while at the same time helping our members navigate the challenges of the pandemic, to drive long-term, sustainable growth and value to all our stakeholders.”

Fiscal Third-Quarter 2021 Results and Recent Highlights:

(Financial comparisons are for fiscal third quarter of 2021 vs. fiscal third quarter of 2020)

•	GAAP net revenue increased 40% to $469.9 million from $334.8 million a year ago.

•	Supply Chain Services segment revenue increased 56% to $371.2 million from $238.6 million a year ago.

•	Performance Services segment revenue increased 3% to $98.7 million from $96.2 million a year ago.

•	GAAP net income of $51.4 million decreased from $73.2 million a year ago.

•	GAAP diluted earnings per share (EPS) of $0.39 compared to $0.54 per share a year ago.

•

Adjusted EBITDA* of $121.2 million decreased 22% from $155.9 million a year ago primarily as a result of the impact of the amended GPO agreements that were effective on July 1, 2020 and the Acurity/Nexera asset acquisition.

•	Adjusted net income* of $78.5 million decreased 12% from $88.9 million a year ago and adjusted EPS* decreased 12% to $0.64 from $0.73 a year ago.

•	On March 1, 2021, Premier acquired substantially all the assets and certain liabilities of Invoice Delivery Services, LP for $80 million.

•	On April 23, 2021, Premier’s Board of Directors declared a quarterly cash dividend of $0.19 per share, payable on June 15, 2021, to stockholders of record as of June 1, 2021.

•	On May 1, 2021, Michael J. Alkire assumed the chief executive officer role at Premier.

*

Descriptions of consolidated and segment adjusted (non-GAAP) financial measures and non-GAAP free cash flow are provided below under “Use and Definition of Non-GAAP Financial Measures,” and reconciliations are provided in the tables at the end of this release.

All results presented in this press release reflect continuing operations following completion of the sale and exit of the Specialty Pharmacy business on June 7, 2019.

Consolidated Fiscal 2021 Third Quarter Financial Highlights

Consolidated Third-Quarter Financial Highlights
	Three Months Ended March 31,			Nine Months Ended March 31,
(in thousands, except per share data)	2021	2020	% Change	2021	2020	% Change
Net Revenue:
Supply Chain Services:
Net administrative fees	$146,553	$174,049	(16)%	$424,537	$518,566	(18)%
Other services and support	8,630	3,396	154%	18,307	8,439	117%

Services	155,183	177,445	(13)%	442,844	527,005	(16)%
Products	215,995	61,183	253%	511,080	167,344	205%

Total Supply Chain Services	371,178	238,628	56%	953,924	694,349	37%
Performance Services	98,745	96,195	3%	285,713	262,490	9%

Total	$469,923	$334,823	40%	$1,239,637	$956,839	30%

Net income from continuing operations	$51,444	$73,212	(30)%	$277,033	$235,726	18%
Net income from continuing operations attributable to stockholders	$48,321	$340,726	nm	$234,445	$620,262	nm
Adjusted net income from continuing operations	$48,321	$66,145	nm	$234,445	$205,719	nm

NON-GAAP FINANCIAL MEASURES*:

Adjusted EBITDA:
Supply Chain Services	$117,949	$149,212	(21)%	$339,538	$447,081	(24)%
Performance Services	35,950	34,634	4%	109,675	84,977	29%

Total segment adjusted EBITDA	153,899	183,846	(16)%	449,213	532,058	(16)%
Corporate	(32,692)	(27,957)	17%	(92,445)	(87,508)	6%

Total	$121,207	$155,889	(22)%	$356,768	$444,550	(20)%

Adjusted net income	$78,535	$88,908	(12)%	$232,023	$265,668	(13)%

Earnings per share on adjusted net income - diluted	$0.64	$0.73	(12)%	$1.89	$2.14	(12)%

*	Refer to the supplemental financial information at the end of this release for reconciliation of reported GAAP results to non-GAAP results.

Fiscal 2021 Outlook and Guidance

The statements in this section are forward-looking statements. For additional information regarding the use and limitations of such statements, refer to “Forward-Looking Statements” below and “Risk Factors” section of the company’s most recent Form 10-K filed with the Securities and Exchange Commission (“SEC”), as updated from time to time in the company’s other filings with the SEC.

Premier increased its financial guidance for fiscal year 2021. The company expects total net revenue to be in the range of $1.671 billion to $1.711 billion, adjusted EBITDA to be in the range of $460 million to $475 million, and adjusted EPS to be in the range of $2.42 to $2.51. The company also reiterated that, adjusted for the impact of the COVID-19 pandemic, beginning in fiscal year 2022, it expects to target a multi-year, compound annual growth rate in the mid-to-high single digits for consolidated net revenue, adjusted EBITDA and adjusted EPS.

Refer to the table below for specific fiscal 2021 guidance metrics and related footnotes. In addition, refer to the “Premier’s Use and Definition of Non-GAAP Numbers” and “Premier’s Use of Forward-Looking Non-GAAP Measures” at the end of this release for descriptions of consolidated and adjusted (non-GAAP) financial measures.

Guidance Metric	Fiscal 2021 Guidance Range* (as of May 4, 2021)	Previous Fiscal 2021 Guidance Range (as of February 2, 2021)
Segment Net Revenue:
Supply Chain Services	$1.300 billion to $1.330 billion	$1.242 billion to $1.272 billion
Performance Services	$371 million to $381 million	$366 million to $381 million

Total Net Revenue	$1.671 billion to $1.711 billion	$1.608 billion to $1.653 billion

Adjusted EBITDA	$460 million to $475 million	$445 million to $465 million

Adjusted EPS	$2.42 to $2.51	$2.26 to $2.39

Fiscal 2021 guidance assumes the realization of the following key assumptions:

•	Net administrative fees revenue of $565 million to $580 million

•	Direct sourcing products revenue of $700 million to $720 million

•	Capital expenditures of $100 million to $105 million

•	Effective tax rate of 22%

•	Does not include the effect of any potential future significant acquisitions

*

The company does not provide forward-looking guidance on a GAAP basis as certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated. Refer to “Use of Forward-Looking Non-GAAP Measures” below for additional explanation.

Results of Operations for the Three Months Ended March 31, 2021

(As compared with the three months ended March 31, 2020)

GAAP net revenue of $469.9 million increased 40% from $334.8 million for the same period a year ago.

GAAP net income of $51.4 million decreased from $73.2 million a year ago primarily related to lower net administrative fees revenue as a result of the amended GPO agreements and non-cash amortization of prepaid contract administrative fees from the Acurity/Nexera asset acquisition, partially offset by a reduction in the loss on certain put and call rights in the current period associated with Premier’s minority investment in FFF Enterprises.

Adjusted EBITDA of $121.2 million decreased 22% from $155.9 million for the same period a year ago primarily as a result of the impact of the aforementioned amended GPO agreements and the non-cash amortization of prepaid contract administrative fees from the Acurity/Nexera asset acquisition.

Adjusted net income of $78.5 million decreased 12% from $88.9 million for the same period a year ago. Adjusted earnings per share decreased 12% to $0.64 from $0.73 for the same period a year ago.

Segment Results

(For the fiscal third quarter of 2021 as compared with the fiscal third quarter of 2020)

Supply Chain Services

Supply Chain Services segment net revenue of $371.2 million increased 56% from $238.6 million for the same quarter a year ago.

Net administrative fees revenue of $146.6 million decreased $27.5 million, or 16%, from $174.0 million a year ago, primarily due to the amended GPO agreements, the non-cash amortization of prepaid contract administrative fees from the Acurity/Nexera asset acquisition and the ongoing impact of the COVID-19 pandemic. These decreases were partially offset by the addition of new members and further penetration of existing member spend.

Products revenue of $216.0 million increased $154.8 million, or 253%, from $61.2 million a year ago, primarily driven by growth in commodity products and aggregated purchasing of certain other products as well as the company’s ongoing efforts to provide certain personal protective equipment (PPE) and other high-demand supplies for its members as a result of the COVID-19 pandemic.

Segment adjusted EBITDA of $117.9 million decreased 21% from $149.2 million for the same period a year ago, primarily as a result of the previously mentioned decline in net administrative fees revenue related to the amended GPO agreements and the non-cash amortization of prepaid contract administrative fees from the Acurity/Nexera asset acquisition.

Performance Services

Performance Services segment net revenue of $98.7 million increased 3% from $96.2 million for the same quarter a year ago, primarily driven by incremental revenue in the Contigo Health business related to the acquisition of Health Design Plus in May 2020, growth in life sciences business and growth in the cost management and performance improvement consulting businesses. These increases were partially offset by lower revenue associated with enterprise analytics license agreements executed during the current period as compared to the prior year period which included significant revenue from enterprise analytics license agreements entered into during the prior year quarter. In addition, the increases were partially offset by lower revenue as a result of the Centers for Medicare and Medicaid Services (CMS) planned discontinuation of the company’s former CMS government contract as part of the overall Hospital Improvement Innovation Network program that ended on March 31, 2020.

Segment adjusted EBITDA of $36.0 million increased 4% from $34.6 million for the same period a year ago primarily due to the aforementioned increase in revenue.

Results of Operations for the Nine Months Ended March 31, 2021

(As compared with the nine months ended March 31, 2020)

GAAP net revenue of $1,239.6 million increased 30% from $956.8 million for the same period a year ago.

GAAP net income was $277.0 million, an increase of 18%, compared with $235.7 million a year ago. In accordance with GAAP, fiscal 2021 and 2020 nine-month net income attributable to stockholders includes non-cash adjustments of $(26.7) million and $516.7 million, respectively, to reflect the change in the redemption value of limited partners’ Class B common unit ownership at the end of each period. These non-cash adjustments resulted primarily from changes in the number of Class B common units outstanding and the company’s stock price between periods and do not reflect results of the company’s business operations. The adjustment for nine months ended March 31, 2021 reflects the change in the redemption value of limited partners’ Class B common unit ownership for the period from July 1, 2020 through July 31, 2020, due to the Board of Directors being comprised of a majority of independent directors on July 31, 2020. As a result, Premier will no longer make this adjustment in subsequent periods.

After the previously mentioned non-cash adjustments, the company reported net income attributable to stockholders of $234.4 million compared with net income of $620.3 million a year ago. On a diluted per share basis, net income was $2.03 compared with $1.66 for the same period a year ago. See “Calculation of GAAP Earnings per Share” in the income statement section of this press release.

Adjusted EBITDA of $356.8 million decreased 20% from $444.6 million for the same period the prior year. Adjusted net income of $232.0 million decreased 13% from $265.7 million for the same period a year ago. Adjusted earnings per share decreased 12% to $1.89 from $2.14 for the same period a year ago.

Supply Chain Services segment net revenue of $953.9 million increased 37% from $694.3 million for the same quarter a year ago. Supply Chain Services segment adjusted EBITDA of $339.5 million decreased 24% from $447.1 million for the same period a year ago.

Performance Services segment net revenue of $285.7 million increased 9% from $262.5 million for the same quarter a year ago. Performance Services segment adjusted EBITDA of $109.7 million increased 29% from $85.0 million for the same period a year ago.

Cash Flows and Liquidity

Net cash provided by operating activities for the nine months ended March 31, 2021 was $192.4 million compared with $248.1 million for the same period last year. The decrease was primarily driven by lower net administrative fees revenue as a result of the amended GPO agreements and the impact of the COVID-19 pandemic. In addition, changes in working capital, including higher levels of inventory, primarily driven by the impact of aggregated purchasing of PPE as a result of the COVID-19 pandemic impacted net cash provided by operating activities.

Net cash used in investing activities and net cash provided by financing activities for the nine months ended March 31, 2021 were $149.3 million and $9.8 million, respectively. At March 31, 2021, cash and cash equivalents was $132.6 million compared with $99.3 million at June 30, 2020, and the company’s five-year, $1.0 billion revolving credit facility had an outstanding balance of $200.0 million, of which $75 million was repaid in April 2021.

Free cash flow for the nine months ended March 31, 2021 was $91.3 million compared with $213.9 million for the same period a year ago. The decrease was primarily due to the same factors that impacted net cash provided by operating activities as well as payments made to former limited partners of Premier LP in connection with the termination of the Tax Receivable Agreement as part of the company’s restructure in August 2020. These factors were partially offset by the elimination of tax distributions to limited partners also as a result of the restructure.

Conference Call

Premier will host a conference call to provide additional detail around the company’s performance and outlook today at 8:00 a.m. ET. The call will be webcast live from the company’s website and will be available at the following link: Premier Webcast Link. The webcast should be accessed 10 minutes prior to the conference call start time. A replay of the webcast will be available for one year following the conclusion of the live broadcast and will be accessible on the company’s website at https://investors.premierinc.com.

For those parties who do not have internet access, the conference call may be accessed by calling one of the below telephone numbers and providing conference ID number 6698593:

Domestic participant dial-in number (toll-free):	(844) 296-7719
International participant dial-in number:	(574) 990-1041

Premier’s presentation that will accompany the conference call and webcast can be accessed via the following link: Premier Events.

About Premier, Inc.

Premier, Inc. (NASDAQ: PINC) is a leading healthcare improvement company, uniting an alliance of more than 4,100 U.S. hospitals and health systems and approximately 200,000 other providers and organizations to transform healthcare. With integrated data and analytics, collaboratives, supply chain solutions, and consulting and other services, Premier enables better care and outcomes at a lower cost. Premier plays a critical role in the rapidly evolving healthcare industry, collaborating with members to co-develop long-term innovations that reinvent and improve the way care is delivered to patients nationwide. Headquartered in Charlotte, N.C., Premier is passionate about transforming American healthcare. Please visit Premier’s news and investor sites on www.premierinc.com; as well as Twitter, Facebook, LinkedIn, YouTube and Instagram for more information about the company.

Premier’s Use and Definition of Non-GAAP Measures

Premier uses EBITDA, adjusted EBITDA, segment adjusted EBITDA, adjusted net income (historically referred to as “adjusted fully distributed net income”), adjusted earnings per share (historically referred to as “adjusted fully distributed earnings per share”), and free cash flow to facilitate a comparison of the company’s operating performance on a consistent basis from period to period and to provide measures that, when viewed in combination with its results prepared in accordance with GAAP, allow for a more complete understanding of factors and trends affecting the company’s business than GAAP measures alone. Management believes EBITDA, adjusted EBITDA and segment adjusted EBITDA assist the company’s board of directors, management and investors in comparing the company’s operating performance on a consistent basis from period to period by removing the impact of the company’s asset base (primarily depreciation and amortization) and items outside the control of management (taxes), as well as other non-cash (impairment of intangible assets and purchase accounting adjustments) and non-recurring items, from operating results. Adjusted EBITDA and segment adjusted EBITDA are supplemental financial measures used by the company and by external users of the company’s financial statements.

Management considers adjusted EBITDA an indicator of the operational strength and performance of the company’s business. Adjusted EBITDA allows management to assess performance without regard to financing methods and capital structure and without the impact of other matters that management does not consider indicative of the operating performance of the business. Segment adjusted EBITDA is the primary earnings measure used by management to evaluate the performance of the company’s business segments.

Management believes free cash flow is an important measure because it represents the cash that the company generates after payment of tax distributions to limited partners and capital investment to maintain existing products and services and ongoing business operations, as well as development of new and upgraded products and services to support future growth. Free cash flow is important because it allows the company to enhance stockholder value through acquisitions, partnerships, joint ventures, investments in related or complimentary businesses and/or debt reduction.

In addition, adjusted fully distributed net income and adjusted fully distributed earnings per share eliminate the variability of non-controlling interest as a result of member owner exchanges of Class B common units and corresponding Class B common stock into shares of Class A common stock and other potentially dilutive equity transactions which are outside of management’s control. These measures assist our board of directors, management and investors in comparing our net income and earnings per share on a consistent basis from period to period because these measures remove non-cash and non-recurring items and eliminate the variability of non-controlling interest that results from member owner exchanges of Class B common units into shares of Class A common stock.

Non-Recurring Items are items to be income or expenses and other items that have not been earned or incurred within the prior two years and are not expected to recur within the next two years. Such items include stock-based compensation, acquisition and disposition related expenses, remeasurement of TRA liabilities, loss on disposal of long-live assets, gain or loss on FFF put and call rights, income and expense that has been classified as discontinued operations and other expense.

Non-operating items include gains or losses on the disposal of assets and interest and investment income or expense.

EBITDA is defined as net income before income or loss from discontinued operations, net of tax, interest and investment income, net, income tax expense, depreciation and amortization and amortization of purchased intangible assets.

Adjusted EBITDA is defined as EBITDA before merger and acquisition related expenses and non-recurring, non-cash or non-operating items and including equity in net income of unconsolidated affiliates.

Segment adjusted EBITDA is defined as the segment’s net revenue less cost of revenue and operating expenses directly attributable to the segment excluding depreciation and amortization, amortization of purchased intangible assets, merger and acquisition related expenses and non-recurring or non-cash items and including equity in net income of unconsolidated affiliates. Operating expenses directly attributable to the segment include expenses associated with sales and marketing, general and administrative, and product development activities specific to the operation of each segment. General and administrative corporate expenses that are not specific to a particular segment are not included in the calculation of Segment Adjusted EBITDA. Segment Adjusted EBITDA also excludes any income and expense that has been classified as discontinued operations.

Adjusted Net Income is defined as net income attributable to Premier (i) excluding income or loss from discontinued operations, net, (ii) excluding income tax expense, (iii) excluding the impact of adjustment of redeemable limited partners’ capital to redemption amount, (iv) excluding the effect of non-recurring or non-cash items, including certain strategic and financial restructuring expenses, (v) assuming the exchange of all the Class B common units for shares of Class A common stock, which results in the elimination of non-controlling interest in Premier LP and (vi) reflecting an adjustment for income tax expense on Non-GAAP net income before income taxes at our estimated annual effective income tax rate, adjusted for unusual or infrequent items.

Adjusted Earnings per Share is Adjusted Net Income divided by diluted weighted average shares.

Free cash flow is defined as net cash provided by operating activities from continuing operations less distributions and TRA payments to limited partners and purchases of property and equipment. Free Cash Flow does not represent discretionary cash available for spending as it excludes certain contractual obligations such as debt repayments.

To properly and prudently evaluate our business, readers are urged to review the reconciliation of these non-GAAP financial measures, as well as the other financial tables, included at the end of this release. Readers should not rely on any single financial measure to evaluate the company’s business. In addition, the non-GAAP financial measures used in this release are susceptible to varying calculations and may differ from, and may therefore not be comparable to, similarly titled measures used by other companies.

Further information on Premier’s use of non-GAAP financial measures is available in the “Our Use of Non-GAAP Financial Measures” section of Premier’s Form 10-K for the year ended June 30, 2020 filed with the Securities and Exchange Commission (“SEC”), as may be updated in subsequent filings with the SEC.

Premier’s Use of Forward-Looking Non-GAAP Measures

The company does not meaningfully reconcile guidance for non-GAAP adjusted EBITDA and non-GAAP adjusted earnings per share to net income attributable to stockholders or earnings per share attributable to stockholders because the company cannot provide guidance for the more significant reconciling items between net income attributable to stockholders and adjusted EBITDA and between earnings per share attributable to stockholders and non-GAAP adjusted earnings per share without unreasonable effort. This is due to the fact that future period non-GAAP guidance includes adjustments for items not indicative of our core operations, which may include, without limitation, items included in the supplemental financial information for reconciliation of reported GAAP results to non-GAAP results. Such items include strategic and acquisition related expenses for professional fees; mark to market adjustments for put options and contingent liabilities; gains and losses on stock based performance shares; adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims); items related to corporate and facility restructurings; and certain other items the company believes to be non-indicative of its ongoing operations. Such adjustments may be affected by changes in ongoing assumptions, judgements, as well as nonrecurring, unusual or unanticipated charges, expenses or gains/losses or other items that may not directly correlate to the underlying performance of our business operations. The exact amount of these adjustments are not currently determinable but may be significant.

Cautionary Note Regarding Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts, such as those related to the timing and continuing impact of COVID-19, the ability to execute our strategy and drive long-term, sustainable growth and value to all our stakeholders, the statements related to fiscal 2021 outlook and guidance and the key assumptions underlying such guidance, and expected target multi-year, compound annual growth rate in the mid-to-high single digits for consolidated net revenue, adjusted EBITDA and adjusted EPS beginning in fiscal year 2022 are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Premier’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Premier’s control. More information on potential factors that could affect Premier’s financial results is included from time to time in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Premier’s periodic and current filings with the SEC, including those discussed under the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” section of Premier’s Form 10-K for the year ended June 30, 2020 as well as the Form 10-Q for the quarter ended March 31, 2021, expected to be filed with the SEC shortly after the date of this release, and also made available on Premier’s website at investors.premierinc.com. Forward-looking statements speak only as of the date they are made, and Premier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events that occur after that date, or otherwise.

Contacts:

Investor contact:	Media contact:
Angie McCabe	Amanda Forster
Vice President, Investor Relations	Vice President, Public Relations
704.816.3888	202.879.8004
angie_mccabe@premierinc.com	amanda_forster@premierinc.com

Condensed Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2020	2021	2020
Net revenue:
Net administrative fees	$146,553	$174,049	$424,537	$518,566
Other services and support	107,375	99,591	304,020	270,929

Services	253,928	273,640	728,557	789,495
Products	215,995	61,183	511,080	167,344

Net revenue	469,923	334,823	1,239,637	956,839
Cost of revenue:
Services	46,980	49,007	125,852	143,965
Products	211,136	54,121	496,286	150,415

Cost of revenue	258,116	103,128	622,138	294,380

Gross profit	211,807	231,695	617,499	662,459

Operating expenses:
Selling, general and administrative	134,502	115,289	388,453	315,311
Research and development	715	628	2,013	1,808
Amortization of purchased intangible assets	10,400	13,966	33,864	38,948

Operating expenses	145,617	129,883	424,330	356,067

Operating income	66,190	101,812	193,169	306,392

Equity in net income of unconsolidated affiliates	5,524	4,442	16,023	11,038
Interest and investment loss, net	(3,225)	(9,966)	(8,742)	(9,849)
(Loss) gain on FFF put and call rights	(5,195)	(13,906)	(21,621)	8,477
Other income (expense), net	1,594	(5,005)	10,167	(1,996)

Other (expense) income, net	(1,302)	(24,435)	(4,173)	7,670

Income before income taxes	64,888	77,377	188,996	314,062
Income tax expense (benefit)	13,444	4,165	(88,037)	78,336

Net income from continuing operations	51,444	73,212	277,033	235,726
Income from discontinued operations, net of tax	—	5	—	1,009

Net income	51,444	73,217	277,033	236,735
Net income from continuing operations attributable to non-controlling interest	(3,123)	(35,055)	(15,903)	(132,189)
Net income from discontinued operations attributable to non-controlling interest	—	(3)	—	(480)

Net income attributable to non-controlling interest	(3,123)	(35,058)	(15,903)	(132,669)
Adjustment of redeemable limited partners’ capital to redemption amount	—	302,569	(26,685)	516,725

Net income attributable to stockholders	$48,321	$340,728	$234,445	$620,791

Calculation of GAAP Earnings per Share

Numerator for basic earnings per share:
Net income from continuing operations attributable to stockholders	$48,321	$340,726	$234,445	$620,262
Net income from discontinued operations attributable to stockholders	—	2	—	529

Net income attributable to stockholders	$48,321	$340,728	$234,445	$620,791

Numerator for diluted earnings per share:
Net income from continuing operations attributable to stockholders	$48,321	$340,726	$234,445	$620,262
Adjustment of redeemable limited partners’ capital to redemption amount	—	(302,569)	—	(516,725)
Net income from continuing operations attributable to non-controlling interest	—	35,055	—	132,189

Net income from continuing operations	$48,321	$73,212	$234,445	$235,726
Tax effect on Premier, Inc. net income	—	(7,067)	—	(30,007)

Condensed Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2020	2021	2020
Adjusted net income from continuing operations	$48,321	$66,145	$234,445	$205,719

Net income from discontinued operations attributable to stockholders	$—	$2	$—	$529
Net income from discontinued operations attributable to non-controlling interest in Premier LP	—	3	—	480

Adjusted net income from discontinued operations	$—	$5	$—	$1,009

Adjusted net income	$48,321	$66,150	$234,445	$206,728

Denominator for basic earnings per share:
Weighted average shares	122,254	69,451	114,596	65,582

Denominator for diluted earnings per share:
Weighted average shares	122,254	69,451	114,596	65,582
Effect of dilutive securities:
Stock options	325	232	300	357
Restricted stock	373	216	336	239
Performance share awards	164	197	133	66
Class B shares outstanding	—	52,374	—	57,786

Weighted average shares and assumed conversions	123,116	122,470	115,365	124,030

Earnings per share attributable to stockholders:
Basic earnings per share attributable to stockholders	$0.40	$4.91	$2.05	$9.46
Diluted earnings per share attributable to stockholders	$0.39	$0.54	$2.03	$1.66

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	March 31, 2021	June 30, 2020
Assets
Cash and cash equivalents	$132,584	$99,304
Accounts receivable (net of $2,137 and $731 allowance for doubtful accounts, respectively)	188,519	135,063
Contract assets	259,331	215,660
Inventory	225,231	70,997
Prepaid expenses and other current assets	83,527	97,338

Total current assets	889,192	618,362
Property and equipment (net of $503,189 and $452,609 accumulated depreciation, respectively)	223,689	206,728
Intangible assets (net of $279,023 and $245,160 accumulated amortization, respectively)	407,531	417,422
Goodwill	999,777	941,965
Deferred income tax assets	821,439	430,025
Deferred compensation plan assets	55,952	49,175
Investments in unconsolidated affiliates	153,747	133,335
Operating lease right-of-use assets	50,556	57,823
Other assets	80,082	93,680

Total assets	$3,681,965	$2,948,515

Liabilities, redeemable limited partners’ capital and stockholders’ equity
Accounts payable	$100,348	$54,841
Accrued expenses	64,255	53,500
Revenue share obligations	216,054	145,777
Limited partners’ distribution payable	—	8,012
Accrued compensation and benefits	80,234	73,262
Deferred revenue	35,933	35,446
Current portion of tax receivable agreements	—	13,689
Current portion of notes payable to members	95,483	—
Line of credit and current portion of long-term debt	203,964	79,560
Other liabilities	56,574	31,987

Total current liabilities	852,845	496,074
Long-term debt, less current portion	5,333	4,640
Tax receivable agreements, less current portion	—	279,981
Notes payable to members, less current portion	323,156	—
Deferred compensation plan obligations	55,952	49,175
Deferred tax liabilities	—	17,508
Deferred consideration, less current portion	83,700	112,917
Operating lease liabilities, less current portion	45,654	52,990
Other liabilities	100,758	75,658

Total liabilities	1,467,398	1,088,943

Commitments and contingencies
Redeemable limited partners’ capital	—	1,720,309
Stockholders’ equity:

Class A common stock, $0.01 par value, 500,000,000 shares authorized; 122,268,758 shares issued and outstanding at March 31, 2021 and 71,627,462 shares issued and outstanding at June 30, 2020	1,223	716
Class B common stock, $0.000001 par value, 600,000,000 shares authorized; 0 and 50,213,098 shares issued and outstanding at March 31, 2021 and June 30, 2020, respectively	—	—
Additional paid-in-capital	2,046,836	138,547
Retained earnings	166,508	—

Total stockholders’ equity	2,214,567	139,263

Total liabilities, redeemable limited partners’ capital and stockholders’ equity	$3,681,965	$2,948,515

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Nine Months Ended March 31,
	2021	2020
Operating activities
Net income	$277,033	$236,735
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations, net of tax	—	(1,009)
Depreciation and amortization	89,768	114,638
Equity in net income of unconsolidated affiliates	(16,023)	(11,038)
Deferred income taxes	(123,307)	60,394
Stock-based compensation	27,601	19,048
Remeasurement of tax receivable agreement liabilities	—	(24,584)
Impairment of held to maturity investments	—	8,500
Loss (gain) on FFF put and call rights	21,621	(8,477)
Other	537	2,078
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable, inventories, prepaid expenses and other assets	(181,263)	(95,953)
Contract assets	(43,733)	(28,909)
Accounts payable, accrued expenses, deferred revenue, revenue share obligations and other liabilities	140,131	(23,341)

Net cash provided by operating activities from continuing operations	192,365	248,082

Net cash provided by operating activities from discontinued operations	—	9,338

Net cash provided by operating activities	$192,365	$257,420

Investing activities
Purchases of property and equipment	$(66,911)	$(69,326)
Acquisition of businesses, net of cash acquired	(81,152)	(96,346)
Investments in unconsolidated affiliates	—	(10,165)
Other	(1,228)	3,883

Net cash used in investing activities	$(149,291)	$(171,954)

Financing activities
Payments made on notes payable	$(31,692)	$(2,046)
Proceeds from credit facility	225,000	375,000
Payments on credit facility	(100,000)	(150,000)
Distributions to limited partners of Premier LP	(9,949)	(39,590)
Payments to limited partners of Premier LP related to tax receivable agreements	(24,218)	(17,425)
Cash dividends paid	(69,647)	—
Repurchase of Class A common stock (held as treasury stock)	—	(150,093)
Other	712	(633)

Net cash (used in) provided by financing activities	$(9,794)	$15,213

Net increase in cash and cash equivalents	33,280	100,679
Cash and cash equivalents at beginning of year	99,304	141,055

Cash and cash equivalents at end of period	$132,584	$241,734

Supplemental Financial Information

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

(Unaudited)

(In thousands)

	Nine Months Ended March 31,
	2021	2020
Net cash provided by operating activities from continuing operations (a)	$192,365	$340,228
Purchases of property and equipment	(66,911)	(69,326)
Distributions to limited partners of Premier LP	(9,949)	(39,590)
Payments to limited partners of Premier LP related to tax receivable agreements	(24,218)	(17,425)

Free Cash Flow	$91,287	$213,887

(a)

Net cash provided by operating activities from continuing operations excludes the impact of the prepaid contract administrative fee share for one-time rebates to certain Acurity, Inc. members, as agreed to by Acurity, Inc. prior to entering into the Purchase Agreement, which was excluded from the purchase price of the Acurity and Nexera asset acquisition.

Supplemental Financial Information

Reconciliation of Net Income from Continuing Operations to Adjusted EBITDA

Reconciliation of Operating Income to Segment Adjusted EBITDA

Reconciliation of Net Income Attributable to Stockholders to Adjusted Net Income

(Unaudited)

(In thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2020	2021	2020
Net income from continuing operations	$51,444	$73,212	$277,033	$235,726
Interest and investment loss, net	3,225	9,966	8,742	9,849
Income tax expense (benefit)	13,444	4,165	(88,037)	78,336
Depreciation and amortization	19,337	25,777	55,904	75,690
Amortization of purchased intangible assets	10,400	13,966	33,864	38,948

EBITDA	97,850	127,086	287,506	438,549
Stock-based compensation	13,180	7,668	27,970	19,358
Acquisition and disposition related expenses	4,126	7,287	14,889	16,263
Remeasurement of tax receivable agreement liabilities	—	(902)	—	(24,584)
Loss (gain) on FFF put and call rights	5,195	13,906	21,621	(8,477)
Other expense	856	844	4,782	3,441

Adjusted EBITDA	$121,207	$155,889	$356,768	$444,550

Income before income taxes	$64,888	$77,377	$188,996	$314,062
Equity in net income of unconsolidated affiliates	(5,524)	(4,442)	(16,023)	(11,038)
Interest and investment loss, net	3,225	9,966	8,742	9,849
Loss (gain) on FFF put and call rights	5,195	13,906	21,621	(8,477)
Other (income) expense	(1,594)	5,005	(10,167)	1,996

Operating income	66,190	101,812	193,169	306,392
Depreciation and amortization	19,337	25,777	55,904	75,690
Amortization of purchased intangible assets	10,400	13,966	33,864	38,948
Stock-based compensation	13,180	7,668	27,970	19,358
Acquisition and disposition related expenses	4,126	7,287	14,889	16,263
Remeasurement of tax receivable agreement liabilities	—	(902)	—	(24,584)
Equity in net income of unconsolidated affiliates	5,524	4,442	16,023	11,038
Deferred compensation plan income (expense)	1,521	(5,476)	9,231	(2,484)
Other expense	929	1,315	5,718	3,929

Adjusted EBITDA	$121,207	$155,889	$356,768	$444,550

SEGMENT ADJUSTED EBITDA
Supply Chain Services	$117,949	$149,212	$339,538	$447,081
Performance Services	35,950	34,634	109,675	84,977
Corporate	(32,692)	(27,957)	(92,445)	(87,508)

Adjusted EBITDA	$121,207	$155,889	$356,768	$444,550

Net income attributable to stockholders	$48,321	$340,728	$234,445	$620,791
Adjustment of redeemable limited partners’ capital to redemption amount	—	(302,569)	26,685	(516,725)
Net income attributable to non-controlling interest	3,123	35,058	15,903	132,669
Income from discontinued operations, net of tax	—	(5)	—	(1,009)
Income tax expense (benefit)	13,444	4,165	(88,037)	78,336
Amortization of purchased intangible assets	10,400	13,966	33,864	38,948
Stock-based compensation	13,180	7,668	27,970	19,358
Acquisition and disposition related expenses	4,126	7,287	14,889	16,263
Remeasurement of tax receivable agreement liabilities	—	(902)	—	(24,584)
Loss (gain) on FFF put and call rights	5,195	13,906	21,621	(8,477)
Other expense	2,897	844	10,126	3,441

Adjusted income before income taxes	100,686	120,146	297,466	359,011
Income tax expense on adjusted income before income taxes	22,151	31,238	65,443	93,343

Adjusted Net Income	$78,535	$88,908	$232,023	$265,668

Supplemental Financial Information

Reconciliation of GAAP EPS to Adjusted EPS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2020	2021	2020
Net income attributable to stockholders	$48,321	$340,728	$234,445	$620,791
Adjustment of redeemable limited partners’ capital to redemption amount	—	(302,569)	26,685	(516,725)
Net income attributable to non-controlling interest	3,123	35,058	15,903	132,669
Income from discontinued operations, net of tax	—	(5)	—	(1,009)
Income tax expense (benefit)	13,444	4,165	(88,037)	78,336
Amortization of purchased intangible assets	10,400	13,966	33,864	38,948
Stock-based compensation	13,180	7,668	27,970	19,358
Acquisition and disposition related expenses	4,126	7,287	14,889	16,263
Remeasurement of tax receivable agreement liabilities	—	(902)	—	(24,584)
Loss (gain) on FFF put and call rights	5,195	13,906	21,621	(8,477)
Other expense	2,897	844	10,126	3,441

Adjusted income before income taxes	100,686	120,146	297,466	359,011
Income tax expense on adjusted income before income taxes	22,151	31,238	65,443	93,343

Adjusted Net Income	$78,535	$88,908	$232,023	$265,668

Weighted average:
Common shares used for basic and diluted earnings per share	122,254	69,451	114,596	65,582
Potentially dilutive shares	862	645	769	662
Conversion of Class B common units	—	52,374	—	57,786

GAAP weighted average shares outstanding - diluted	123,116	122,470	115,365	124,030
Conversion of potentially dilutive shares	—	—	—	—
Conversion of Class B common units	—	—	7,511	—

Weighted average shares outstanding - diluted	123,116	122,470	122,876	124,030

GAAP earnings per share	$0.40	$4.91	$2.05	$9.47
Adjustment of redeemable limited partners’ capital to redemption amount	—	(4.36)	0.23	(7.88)
Net income attributable to non-controlling interest	0.03	0.50	0.14	2.02
Income from discontinued operations, net of tax	—	—	—	(0.02)
Income tax expense (benefit)	0.11	0.06	(0.77)	1.19
Amortization of purchased intangible assets	0.09	0.20	0.30	0.59
Stock-based compensation	0.11	0.11	0.24	0.30
Acquisition and disposition related expenses	0.03	0.10	0.13	0.25
Remeasurement of tax receivable agreement liabilities	—	(0.01)	—	(0.37)
Loss (gain) on FFF put and call rights	0.04	0.20	0.19	(0.13)
Other expense, net	0.02	0.01	0.09	0.05
Impact of corporation taxes	(0.19)	(0.45)	(0.57)	(1.42)
Impact of dilutive shares	—	(0.54)	(0.14)	(1.91)

Adjusted EPS	$0.64	$0.73	$1.89	$2.14